Exhibit 99.1
Ziff Davis Reports Third Quarter 2025 Financial Results and
Reaffirms 2025 Guidance

NEW YORK, NY -- November 6, 2025 -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the third quarter ended September 30, 2025.
In addition, consistent with ongoing efforts to maximize value for shareholders, and following inbound interest from third parties regarding certain of our businesses, Ziff Davis has engaged outside advisors to assist in evaluating value-creating opportunities, including the potential sale of entire divisions of the Company. No final decisions have been made to date, and there is no assurance that any transactions will occur. The Company also intends to continue its share repurchase program.
“During the third quarter, we delivered our fifth consecutive quarter of revenue growth and generated strong free cash flow,” said Vivek Shah, Chief Executive Officer of Ziff Davis. “In addition, we continue to pursue multiple avenues to create value for our shareholders and look forward to working with our advisors to assess interest in certain of our businesses.”
THIRD QUARTER 2025 RESULTS

•Q3 2025 quarterly revenues (1) increased 2.9% to $363.7 million compared to $353.6 million for Q3 2024.
•Income (loss) from operations increased 197.0% to $28.4 million compared to $(29.3) million for Q3 2024. This includes a $17.6 million goodwill impairment recognized in Q3 2025 compared to a $85.3 million goodwill impairment recognized in Q3 2024.
•Net loss (2) decreased to $(3.6) million compared to $(48.6) million for Q3 2024. This includes a $17.6 million goodwill impairment recognized in Q3 2025 compared to a $85.3 million goodwill impairment recognized in Q3 2024.
•Net loss per diluted share (2) decreased to $(0.09) in Q3 2025 compared to $(1.11) for Q3 2024.
•Adjusted EBITDA (3) for the quarter decreased to $124.1 million compared to $124.7 million for Q3 2024.
•Adjusted net income (2) (3) decreased to $71.5 million compared to $72.1 million for Q3 2024.
•Adjusted net income per diluted share (2)(3) (or “Adjusted diluted EPS”) for the quarter increased 7.3% to $1.76 compared to $1.64 for Q3 2024.
•Net cash provided by operating activities was $138.3 million in Q3 2025 compared to $106.0 million in Q3 2024. Free cash flow (3) was $108.2 million in Q3 2025 compared to $80.1 million in Q3 2024.
•Ziff Davis deployed approximately $16.7 million for current and prior year acquisitions during the quarter and $44.4 million related to share repurchases in Q3 2025.

The following table reflects results for the three and nine months ended September 30, 2025 and 2024, respectively (in millions, except per share amounts).

(Unaudited)	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
	2025	2024		2025	2024
Revenues (1)
Technology & Shopping	$85.2	$87.1	(2.2)%	$247.7	$229.0	8.2%
Gaming & Entertainment	$47.6	$49.7	(4.3)%	$131.9	$129.3	1.9%
Health & Wellness	$102.3	$90.8	12.7%	$287.5	$256.7	12.0%
Connectivity	$57.2	$56.0	2.2%	$170.4	$159.4	6.9%
Cybersecurity & Martech	$71.4	$70.0	2.0%	$207.1	$214.5	(3.4)%
Total revenues (1)	$363.7	$353.6	2.9%	$1,044.6	$988.9	5.6%
Income (loss) from operations	$28.4	$(29.3)	197.0%	$97.0	$35.1	176.3%
Operating income margin	7.8%	(8.3)%	16.1%	9.3%	3.6%	5.7%
Net (loss) income (2)	$(3.6)	$(48.6)	92.6%	$47.0	$(1.0)	NM
Net (loss) income per diluted share (2)	$(0.09)	$(1.11)	91.9%	$1.13	$(0.02)	NM
Adjusted EBITDA (3)	$124.1	$124.7	(0.5)%	$331.9	$321.7	3.2%
Adjusted EBITDA margin (3)	34.1%	35.3%	(1.2)%	31.8%	32.5%	(0.7)%
Adjusted net income (2)(3)	$71.5	$72.1	(0.8)%	$172.0	$184.3	(6.6)%
Adjusted diluted EPS (2)(3)	$1.76	$1.64	7.3%	$4.12	$4.08	1.0%
Net cash provided by operating activities	$138.3	$106.0	30.5%	$216.0	$232.1	(6.9)%
Free cash flow (3)	$108.2	$80.1	35.0%	$130.1	$152.6	(14.7)%

Notes:

(1)
The revenues associated with each of the reportable segments may have been rounded when presented independently so they foot precisely to Total Revenues. Prior period segment information is presented on a comparable basis to conform to our new segment presentation with no effect on previously reported consolidated results.

(2)
GAAP effective tax rates were approximately 139.8% and (34.9)% for the three months ended September 30, 2025 and 2024, respectively, and 42.2% and 149.0% for the nine months ended September 30, 2025 and 2024, respectively. Adjusted effective tax rates were approximately 25.2% and 24.3% for the three months ended September 30, 2025 and 2024, respectively, and 24.6% and 23.9% for the nine months ended September 30, 2025 and 2024, respectively.

(3)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures” further in this release.

ZIFF DAVIS GUIDANCE

The Company reaffirms its guidance for fiscal year 2025 as follows (in millions, except per share data):

	2025 Range of Estimates
	Low	High
Revenues	$1,442	$1,502
Adjusted EBITDA	$505	$542
Adjusted diluted EPS (1)	$6.64	$7.28

(1) It is anticipated that the Adjusted effective tax rate for 2025 will be between 23.25% and 25.25%.

A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP financial measures is not available without unreasonable effort due primarily to variability and difficulty in making accurate forecasts and projections of certain non-operating items such as (Gain) loss on investments, net, Other (income) loss, net, and other unanticipated items that may arise in the future.

EARNINGS CONFERENCE CALL AND AUDIO WEBCAST

Ziff Davis will host a live audio webcast and conference call discussing its third quarter 2025 financial results on Friday, November 7, 2025, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.

ABOUT ZIFF DAVIS

Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, health and wellness, connectivity, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

CONTACT:

Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote, and the “Ziff Davis Guidance” section regarding the Company’s expected fiscal 2025 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology; the risk of alleged infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, increased tariffs and trade protection measures, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; our ability to consummate a sale of one or more of our business lines pursuant to our announced review of potential value-creating opportunities; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to our most recent Annual Report on Form 10-K and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2025 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$503,368	$505,880
Accounts receivable, net of allowances of $8,430 and $8,148, respectively	473,159	660,223
Prepaid expenses and other current assets	148,022	105,966
Total current assets	1,124,549	1,272,069
Long-term investments	119,557	158,187
Property and equipment, net of accumulated depreciation of $443,246 and $361,710, respectively	207,854	197,216
Intangible assets, net	375,321	425,749
Goodwill	1,606,184	1,580,258
Deferred income taxes	7,515	7,487
Other assets	35,954	63,368
TOTAL ASSETS	$3,476,934	$3,704,334
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$472,066	$670,769
Income taxes payable, current	5,508	19,715
Deferred revenue, current	203,141	199,664
Other current liabilities	17,291	9,499
Total current liabilities	698,006	899,647
Long-term debt	865,937	864,282
Deferred revenue, noncurrent	5,622	5,504
Liability for uncertain tax positions	24,163	30,296
Deferred income taxes	45,398	46,018
Other noncurrent liabilities	38,899	47,705
TOTAL LIABILITIES	1,678,025	1,893,452

Common stock	400	428
Additional paid-in capital	482,667	491,891
Retained earnings	1,374,616	1,401,034
Accumulated other comprehensive loss	(58,774)	(82,471)
TOTAL STOCKHOLDERS’ EQUITY	1,798,909	1,810,882
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,476,934	$3,704,334

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Total revenues	$363,711	$353,580	$1,044,556	$988,865
Operating costs and expenses:
Direct costs	53,152	51,170	149,334	147,081
Sales and marketing	137,835	127,418	407,113	369,184
Research, development, and engineering	15,402	15,255	47,756	49,824
General, administrative, and other related costs	53,996	52,417	154,976	150,432
Depreciation and amortization	57,319	51,351	170,757	151,945
Goodwill impairment	17,579	85,273	17,579	85,273
Total operating costs and expenses	335,283	382,884	947,515	953,739
Income (loss) from operations	28,428	(29,304)	97,041	35,126
Interest expense, net	(6,496)	(4,024)	(19,150)	(7,597)
Loss on sale of businesses	—	—	—	(3,780)
Gain (loss) on investments, net	678	—	5,018	(7,654)
Provision for credit losses on investments	(17,566)	—	(17,566)	—
Other income (loss), net	4,098	(2,633)	(4,491)	2,530
Income (loss) before income tax expense and income (loss) from equity method investment	9,142	(35,961)	60,852	18,625
Income tax expense	(12,778)	(12,539)	(25,651)	(27,760)
Income (loss) from equity method investment, net of tax	38	(77)	11,783	8,095
Net (loss) income	$(3,598)	$(48,577)	$46,984	$(1,040)

Net (loss) income per common share:
Basic	$(0.09)	$(1.11)	$1.13	$(0.02)
Diluted	$(0.09)	$(1.11)	$1.13	$(0.02)
Weighted average shares outstanding:
Basic	40,558,629	43,924,158	41,609,182	45,088,272
Diluted	40,558,629	43,924,158	41,685,149	45,088,272

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$46,984	$(1,040)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	170,757	151,945
Non-cash operating lease costs	5,603	8,392
Share-based compensation	33,676	30,633
Provision for credit losses on accounts receivable	2,493	2,289
Provision for credit losses on investments	17,566	—
Deferred income taxes, net	1,167	(14,575)
Loss on sale of businesses	—	3,780
Goodwill impairment	17,579	85,273
Changes in fair value of contingent consideration	(2,834)	—
Income from equity method investments, net	(11,783)	(8,095)
(Gain) loss on investments, net	(5,018)	7,654
Other	2,403	2,390
Decrease (increase) in:
Accounts receivable	187,760	46,576
Prepaid expenses and other current assets	(10,325)	(8,152)
Other assets	14,658	(2,794)
Increase (decrease) in:
Accounts payable	(240,398)	(66,313)
Deferred revenue	(4,708)	9,269
Accrued liabilities and other current liabilities	(9,594)	(15,150)
Net cash provided by operating activities	215,986	232,082
Cash flows from investing activities:
Purchases of property and equipment	(85,888)	(79,476)
Acquisitions, net of cash received	(67,086)	(211,526)
Distribution from equity method investment	10,756	—
Proceeds from sale of equity investments	25,250	19,455
Proceeds from sale of equity method investment	860	—
Proceeds from sale of businesses, net of cash divested	—	7,860
Other	(263)	(884)
Net cash used in investing activities	(116,371)	(264,571)
Cash flows from financing activities:
Payment of debt	—	(134,989)
Repurchase of common stock	(113,221)	(183,981)
Issuance of common stock under employee stock purchase plan	3,751	4,525
Deferred payments for acquisitions	(213)	(7,442)
Other	(1,783)	(1,209)
Net cash used in financing activities	(111,466)	(323,096)
Effect of exchange rate changes on cash and cash equivalents	9,339	4,095
Net change in cash and cash equivalents	(2,512)	(351,490)
Cash and cash equivalents at beginning of period	505,880	737,612
Cash and cash equivalents at end of period	$503,368	$386,122

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Provision for credit losses on investments. This is a non-cash expense that includes changes in the provision for credit losses on investments of the Company in debt and equity instruments and does not represent recurring core business operating results of the Company;
•Other (income) loss, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations, and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in OCV Fund I, LP (the “OCV Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-use software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;

•Transaction, integration, and other charges. This includes expenses associated with the acquisition or disposal of certain businesses, lease agreement terminations, retention bonuses, and other transaction-specific items, as well as certain other items, such as severance, adjustments to contingent consideration, third-party debt modification costs, litigation costs from discrete, complex, or unusual proceedings, and legal settlements. These expenses do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues.
Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes, offset in part by a certain interest income earned by the Company. These net expenses do not represent core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Provision for credit losses on investments. This is a non-cash expense that includes changes in the provision for credit losses on investments of the Company in debt and equity instruments and does not represent recurring core business operating results of the Company;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent core business operating results of the Company;
•Amortization. Includes the amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Transaction, integration, and other charges. This includes expenses associated with the acquisition or disposal of certain businesses, lease agreement terminations, retention bonuses, and other transaction-specific items, as well as certain other items, such as severance, adjustments to contingent consideration, third-party debt modification costs, litigation costs from discrete, complex, or unusual proceedings, and legal settlements. These expenses do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired ROU assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any).

Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(3,598)	$(48,577)	$46,984	$(1,040)
Interest expense, net	6,496	4,024	19,150	7,597
Loss on sale of businesses	—	—	—	3,780
(Gain) loss on investment, net	(678)	—	(5,018)	7,654
Provision for credit losses on investments	17,566	—	17,566	—
Other (income) loss, net	(4,098)	2,633	4,491	(2,530)
Income tax expense	12,778	12,539	25,651	27,760
Income from equity method investment, net of tax	(38)	77	(11,783)	(8,095)
Depreciation and amortization	57,319	51,351	170,757	151,945
Share-based compensation	12,197	10,161	33,676	30,633
Transaction, integration, and other charges	7,815	6,683	11,246	17,359
Lease asset impairments and other charges	721	527	1,592	1,370
Goodwill impairment	17,579	85,273	17,579	85,273
Adjusted EBITDA	$124,059	$124,691	$331,891	$321,706

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth Revenues and a reconciliation of (Loss) income from operations to Adjusted EBITDA by segment:

	Three months ended September 30, 2025
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$85,189	$47,578	$102,306	$57,179	$71,459	$—	$363,711

Income (loss) from operations	$48	$14,688	$22,858	$16,456	$(6,425)	$(19,197)	$28,428
Depreciation and amortization	22,599	2,949	13,406	7,116	11,121	128	57,319
Share-based compensation	1,422	429	1,698	885	1,235	6,528	12,197
Transaction, integration, and other charges	2,640	507	152	1,005	505	3,006	7,815
Lease asset impairments and other charges	684	100	(106)	—	43	—	721
Goodwill impairment	—	—	—	—	17,579	—	17,579
Adjusted EBITDA	$27,393	$18,673	$38,008	$25,462	$24,058	$(9,535)	$124,059

	Three months ended September 30, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$87,126	$49,714	$90,771	$55,943	$70,026	$—	$353,580

(Loss) income from operations	$(78,615)	$15,044	$18,247	$20,813	$14,891	$(19,684)	$(29,304)
Depreciation and amortization	20,334	2,631	12,505	7,867	7,980	34	51,351
Share-based compensation	1,047	365	1,343	623	1,178	5,605	10,161
Transaction, integration, and other charges	2,705	154	145	160	473	3,046	6,683
Lease asset impairments and other charges	426	(1)	—	—	98	4	527
Goodwill impairment	85,273	—	—	—	—	—	85,273
Adjusted EBITDA	$31,170	$18,193	$32,240	$29,463	$24,620	$(10,995)	$124,691

Figures above are net of inter-segment revenues and operating costs and expenses. Prior period segment information is presented on a comparable basis to conform to our new segment presentation with no effect on previously reported consolidated results.
(1) Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following tables set forth a reconciliation of Net income (loss) to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended September 30,
	2025	Per diluted share (1)	2024	Per diluted share (1)
Net loss	$(3,598)	$(0.09)	$(48,577)	$(1.11)
Interest, net	62	—	60	—
Gain on sale of businesses	—	—	(9)	—
Gain on investments, net	(678)	(0.02)	—	—
Provision for credit losses on investments	17,566	0.43	—	—
(Income) loss from equity method investment, net of tax	(38)	—	77	—
Amortization	24,015	0.59	20,748	0.47
Share-based compensation	9,634	0.24	8,628	0.20
Transaction, integration, and other charges	6,355	0.16	5,480	0.13
Lease asset impairment and other charges	573	0.01	381	0.01
Goodwill impairment	17,579	0.43	85,273	1.94
Adjusted net income	$71,470	$1.76	$72,061	$1.64

	Nine months ended September 30,
	2025	Per diluted share (1)	2024	Per diluted share (1)
Net income (loss)	$46,984	$1.13	$(1,040)	$(0.02)
Interest, net	184	—	72	—
Loss on sale of business	—	—	103	—
(Gain) loss on investments, net	(5,018)	(0.12)	7,077	0.15
Provision for credit losses on investments	17,566	0.42	—	—
Income from equity method investment, net	(11,783)	(0.28)	(8,095)	(0.18)
Amortization	69,066	1.66	62,012	1.38
Share-based compensation	27,292	0.65	25,835	0.57
Transaction, integration, and other charges	8,916	0.21	11,997	0.27
Lease asset impairment and other charges	1,256	0.03	1,038	0.02
Goodwill impairment	17,579	0.42	85,273	1.89
Adjusted net income	$172,042	$4.12	$184,272	$4.08

(1) The reconciliation of Net income (loss) per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended September 30, 2025
	GAAP amount	Adjustments									Adjusted non-GAAP amount
		Interest, net	(Gain) loss on investments, net	Provision for credit losses on investments	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(53,152)	$—	$—	$—	$—	$—	$72	$—	$—	$—	$(53,080)
Sales and marketing	$(137,835)	—	—	—	—	—	1,320	2,753	—	—	$(133,762)
Research, development, and engineering	$(15,402)	—	—	—	—	—	934	391	—	—	$(14,077)
General, administrative, and other related costs	$(53,996)	—	—	—	—	—	9,871	4,671	721	—	$(38,733)
Depreciation and amortization	$(57,319)	—	—	—	—	31,195	—	—	—	—	$(26,124)
Goodwill impairment	$(17,579)	—	—	—	—	—	—	—	—	17,579	$—
Interest expense, net	$(6,496)	83	—	—	—	—	—	—	—	—	$(6,413)
Gain on investments, net	$678	—	(678)	—	—	—	—	—	—	—	$—
Provision for credit losses on investments	$(17,566)	—	—	17,566	—	—	—	—	—	—	$—
Other income, net	$4,098	—	—	—	—	—	—	—	(119)	—	$3,979
Income tax expense (1)	$(12,778)	(21)	—	—	—	(7,180)	(2,563)	(1,460)	(29)	—	$(24,031)
Income from equity method investment, net of tax	$38	—	—	—	(38)	—	—	—	—	—	$—
Total non-GAAP adjustments		$62	$(678)	$17,566	$(38)	$24,015	$9,634	$6,355	$573	$17,579

(1)    Adjusted effective tax rate was approximately 25.2% for the three months ended September 30, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $24,031 and the denominator is $95,501, which equals adjusted net income of $71,470 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended September 30, 2024
	GAAP amount	Adjustments									Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	Provision for credit losses on investments	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(51,170)	$—	$—	$—	$—	$—	$68	$64	$—	$—	$(51,038)
Sales and marketing	$(127,418)	—	—	—	—	—	1,014	3,216	—	—	$(123,188)
Research, development, and engineering	$(15,255)	—	—	—	—	—	769	1,096	—	—	$(13,390)
General, administrative, and other related costs	$(52,417)	—	—	—	—	—	8,310	2,307	527	—	$(41,273)
Depreciation and amortization	$(51,351)	—	—	—	—	28,503	—	—	—	—	$(22,848)
Goodwill impairment	$(85,273)	—	—	—	—	—	—	—	—	85,273	$—
Interest expense, net	$(4,024)	80	—	—	—	—	—	—	—	—	$(3,944)
Other loss, net	$(2,633)	—	(13)	—	—	—	—	—	—	—	$(2,646)
Income tax expense (1)	$(12,539)	(20)	4	—	—	(7,755)	(1,533)	(1,203)	(146)	—	$(23,192)
Loss from equity method investment, net of tax	$(77)	—	—	—	77	—	—	—	—	—	$—
Total non-GAAP adjustments		$60	$(9)	$—	$77	$20,748	$8,628	$5,480	$381	$85,273

(1)     Adjusted effective tax rate was approximately 24.3% for the three months ended September 30, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $23,192 and the denominator is $95,253, which equals adjusted net income of $72,061 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30, 2025
	GAAP amount	Adjustments									Adjusted non-GAAP amount
		Interest, net	(Gain) loss on investments, net	Provision for credit losses on investments	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(149,334)	$—	$—	$—	$—	$—	$203	$60	$—	$—	$(149,071)
Sales and marketing	$(407,113)	—	—	—	—	—	3,655	4,972	—	—	$(398,486)
Research, development, and engineering	$(47,756)	—	—	—	—	—	2,661	629	—	—	$(44,466)
General, administrative, and other related costs	$(154,976)	—	—	—	—	—	27,157	5,585	1,592	—	$(120,642)
Depreciation and amortization	$(170,757)	—	—	—	—	90,644	—	—	—	—	$(80,113)
Goodwill impairment	$(17,579)	—	—	—	—	—	—	—	—	17,579	$—
Interest expense, net	$(19,150)	246	—	—	—	—	—	—	—	—	$(18,904)
Gain on investments, net	$5,018	—	(5,018)	—	—	—	—	—	—	—	$—
Provision for credit losses on investments	$(17,566)	—	—	17,566	—	—	—	—	—	—	$—
Other loss, net	$(4,491)	—	—	—	—	—	—	—	(119)	—	$(4,610)
Income tax expense (1)	$(25,651)	(62)	—	—	—	(21,578)	(6,384)	(2,330)	(217)	—	$(56,222)
Income from equity method investment, net	$11,783	—	—	—	(11,783)	—	—	—	—	—	$—
Total non-GAAP adjustments		$184	$(5,018)	$17,566	$(11,783)	$69,066	$27,292	$8,916	$1,256	$17,579

(1)     Adjusted effective tax rate was approximately 24.6% for the nine months ended September 30, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $56,222 and the denominator is $228,264, which equals adjusted net income of $172,042 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30, 2024
	GAAP amount	Adjustments									Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(147,081)	$—	$—	$—	$—	$—	$191	$335	$—	$—	$(146,555)
Sales and marketing	$(369,184)	—	—	—	—	—	2,865	5,706	—	—	$(360,613)
Research, development, and engineering	$(49,824)	—	—	—	—	—	2,930	2,630	—	—	$(44,264)
General, administrative, and other related costs	$(150,432)	—	—	—	—	—	24,647	8,688	1,370	—	$(115,727)
Depreciation and amortization	$(151,945)	—	—	—	—	82,783	—	—	—	—	$(69,162)
Goodwill impairment	$(85,273)	—	—	—	—	—	—	—	—	85,273	$—
Interest expense, net	$(7,597)	96	—	—	—	—	—	—	—	—	$(7,501)
Loss on sale of business	$(3,780)	—	3,780	—	—	—	—	—	—	—	$—
Loss on investments, net	$(7,654)	—	—	7,654	—	—	—	—	—	—	$—
Other income (loss), net	$2,530	—	(4,903)	—	—	—	—	(537)	—	—	$(2,910)
Income tax expense (1)	$(27,760)	(24)	1,226	(577)	—	(20,771)	(4,798)	(4,825)	(332)	—	$(57,861)
Income from equity method investment, net	$8,095	—	—	—	(8,095)	—	—	—	—	—	$—
Total non-GAAP adjustments		$72	$103	$7,077	$(8,095)	$62,012	$25,835	$11,997	$1,038	$85,273

(1)     Adjusted effective tax rate was approximately 23.9% for the nine months ended September 30, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $57,861 and the denominator is $242,133, which equals adjusted net income of $184,272 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2025	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$20,613	$57,074	$138,299	$—	$215,986
Less: Purchases of property and equipment	(25,619)	(30,133)	(30,136)	—	(85,888)
Free cash flow	$(5,006)	$26,941	$108,163	$—	$130,098
`

2024	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$75,558	$50,564	$105,960	$158,233	$390,315
Less: Purchases of property and equipment	(28,129)	(25,504)	(25,843)	(27,159)	(106,635)
Free cash flow	$47,429	$25,060	$80,117	$131,074	$283,680